Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES DATE OF 2018 ANNUAL MEETING

Houma, Louisiana

March 29, 2018

FOR IMMEDIATE RELEASE – SEACOR Marine Holdings Inc. (NYSE:SMHI) announced today that the Company will hold its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on June 12, 2018. The record date for the 2018 Annual Meeting will be April 23, 2018. The time and location of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting.

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SEACOR Marine Holdings Inc. (“SEACOR Marine”) is a leading provider of global marine and support transportation services to offshore oil and natural gas exploration, development and production facilities worldwide. SEACOR Marine is publicly traded on the New York Stock Exchange under the symbol SMHI.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information. For all other requests, contact Erica Bartsch at (212) 446-1875 or ebartsch@seacormarine.com.